Exhibit 99.2

Axogen Announces Pricing of Upsized $124 Million
Public Offering of Common Stock

ALACHUA and TAMPA, FL – January 21, 2026 - Axogen, Inc. (Nasdaq: AXGN), a global leader in developing and marketing innovative surgical solutions for the restoration of peripheral nerve function, today announced the pricing of an upsized underwritten public offering of 4,000,000 shares of its common stock at a price to the public of $31.00 per share, before underwriting discounts and commissions. All of the shares to be sold in the proposed offering are to be sold by Axogen. In addition, Axogen has granted the underwriters a 30-day option to purchase up to an additional 600,000 shares of its common stock at the public offering price, less underwriting discounts and commissions. The gross proceeds to Axogen from the proposed offering, before deducting underwriters’ discounts and commissions and other offering expenses payable by Axogen, are expected to be approximately $124 million (assuming no exercise of the underwriters’ option to purchase additional shares).
The proposed offering is expected to close on January 23, 2026, subject to the satisfaction of customary closing conditions.
Wells Fargo Securities and Mizuho are acting as lead book-running managers for the proposed offering. Canaccord Genuity and Raymond James are acting as co-managers for the proposed offering.

Axogen intends to use the net proceeds from the offering for early payoff and termination of its term loan facility with Oberland Capital, working capital, capital expenditures and other general corporate purposes.

The proposed offering is being made pursuant to an automatic shelf registration statement on Form S-3ASR that became automatically effective pursuant to Rule 462(e) under the Securities Act of 1933, as amended, upon its filing with the Securities and Exchange Commission (the “SEC”) on January 21, 2026. A preliminary prospectus supplement and accompanying prospectus relating to the proposed offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus relating to the proposed offering may be obtained from: Wells Fargo Securities, LLC, Attention: Wells Fargo Securities, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, at 800-645-3751 (option #5) or email a request to WFScustomerservice@wellsfargo.com; or Mizuho Securities USA LLC, Attn: Equity Capital Markets, 1271 Avenue of the Americas, 3rd Floor, New York, NY 10022, by telephone (212) 205-7600, or by email: US-ECM@mizuhogroup.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

Prospective investors should read the prospectus forming a part of the registration statement; the preliminary prospectus supplement relating to the proposed offering, the final prospectus supplement relating to the proposed offering, when available, and the other documents that Axogen has filed with the

Securities and Exchange Commission for more complete information about Axogen and the proposed offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
About Axogen
Axogen (Nasdaq: AXGN) is focused on the science, development and commercialization of technologies for peripheral nerve repair. With a mission to make nerve repair the expected standard of care, Axogen advances the field through research, education, and collaboration with surgeons and healthcare providers across a global network.
Axogen’s product portfolio includes Avance® (acellular nerve allograft-arwx), Avance® Nerve Graft, Axoguard Nerve Connector®, Axoguard Nerve Protector®, Axoguard HA+ Nerve Protector™, Axoguard Nerve Cap®, and Avive+ Soft Tissue Matrix™.

Cautionary Statements Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Axogen’s expectations of market conditions and the satisfaction of customary closing conditions related to the public offering, and the expected closing of the offering and the anticipated use of proceeds therefrom, including the repayment of the term loan facility with Oberland Capital. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “upcoming” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering, the risks associated with failing to satisfy the terms and conditions of payoff of the term loan facility with Oberland Capital, the risks and uncertainties inherent in Axogen’s business, including the risks and uncertainties described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Axogen can be found under the heading “Risk Factors” in Axogen’s periodic filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2024 and in its subsequent quarterly reports on Form 10-Q, and in the preliminary prospectus supplement related to the public offering filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by applicable law, Axogen does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.
Media Contact:
Axogen, Inc.
InvestorRelations@axogeninc.com